Delaware Group Limited Term Government
Funds  N-SAR B

Exhibit List


Sub-Item 77D: Policies with respect to
security investments.

Exhibit	Reference

77.D.1	Changes to the Funds policies
with respect to security investments
incorporated into this filing by reference to a 497(e) filing which occurred on November 8, 2007 (SEC Accession No. 0000027801-07-
000068).

77.D.2	Changes to the Funds policies
with respect to security investments
incorporated into this filing by reference to a 497(e) filing which occurred on August 24, 2007
(SEC Accession No. 0001137439-07-000370).
570979_1.DOC